UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2000

                            OMNI Rail Products, Inc.
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             (Exact name of registrant as specified in its charter)


 Delaware                          33-75276                      68-0281098
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(State or jurisdiction           (Commission                   (IRS Employer
of incorporation)                File Number)                Identification No.)


975 SE Sandy Blvd., Portland, Oregon                                97214
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code   (503) 230-8034


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         (Former name or former address, if changed since last report.)


Item 5. Other Events.

     (a) On June 14, 2000, the Company issued a press release as follows:

        OMNI RAIL PRODUCTS, INC.--CLOSES $7 MILLION SENIOR DEBT FINANCING

PORTLAND, OREGON, June 14, 2000 . . . OMNI RAIL PRODUCTS, INC. (OTC BULLETIN
BOARD: ORXR) ("OMNI"), announced today that it has closed a $7 million senior debt financing package with LaSalle Business Credit, Inc. "This financing strengthens our ability to expand to full national coverage with OMNI's industry leading concrete, concrete/rubber and rubber grade crossing products. Through a combination of direct capital investment, acquisition of related companies and strategic manufacturing alliances, we expect to expand our capacity to offer engineered grade crossing solutions to our customers with unparalleled delivery performance," said Robert E. Tuzik, OMNI's President.

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The LaSalle financing replaces senior debt that was due this year with a three year term agreement. The package includes $2 million term debt; a $2.5 million revolving credit line; and a $2.5 million acquisition facility. More favorable interest rates and fee terms are expected to significantly reduce financing expenses over the term of the agreement.

This new financing triggers reclassification of approximately $1.5 Million of short term debt to long term debt which significantly improves the OMNI balance sheet. According to Mr. Tuzik, management is exploring additional opportunities to strengthen the balance sheet and provide financial resources to support strategic sales growth.

OMNI Products, Inc., the Company's wholly owned subsidiary, is a leading supplier of a full line of premium virgin rubber and concrete/rubber highway-rail grade crossing surfaces. OMNI supplies crossing surfaces to all major North American railroads, numerous short line and regional railroads, independent railway contractors, transit systems, ports, intermodal yards, manufacturing facilities with rail access, and municipalities.

For further information about OMNI, please visit the Company's web site at www.omnirail.com.

Except for the historical information contained herein, the matters set forth in this release include forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties are detailed and are discussed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. The forward-looking statements included in this release speak only as of the date hereof.

     (b) On June 27, 2000, the Company issued a press release as follows:

     OMNI RAIL PRODUCTS, INC.--ANNOUNCES A 31% INCREASE IN PRE-TAX NET EARNINGS FOR ITS FISCAL YEAR ENDED APRIL 30, 2000 (www.omnirail.com).

PORTLAND, OREGON, June 27, 2000 . . . OMNI RAIL PRODUCTS, INC. (OTC BULLETIN
BOARD: ORXR) ("OMNI") announced pre-tax net earnings for the fiscal year ended April 30, 2000 increased 31%. Net earnings before taxes for the year were $1,513,454 ($0.89 per basic share), on sales of $13,770,912, compared to net earnings of $1,151,213 ($0.66 per basic share) on sales of $12,438,192 for the same period last year. After tax net earnings for fiscal 2000, including a one-time $493,000 tax benefit, were $2,006,454, or $1.18 per basic share. Sales for the fourth quarter ended April 30, 2000, were $3,689,366 with pre-tax net earnings of $505,517 ($0.29 per basic share), compared to sales for the fourth quarter last fiscal year of $3,336,324 and net earnings of $375,980 ($0.22 per basic share).

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Bob Tuzik, the Company's President and Chief Operating Officer, attributes the improvement in the Company's operating results to improved gross margins through better operating efficiencies, lower financing costs due to lower borrowings, and an almost 10% increase in sales. "We've improved our performance despite a highly competitive environment," he said. "We're continuing to expand our extensive product line, improve our customer service, and position the Company for further market penetration and consolidating acquisitions."

OMNI Products, Inc., the Company's wholly owned subsidiary, is the only supplier of a full line of premium virgin rubber, concrete and concrete/rubber highway-rail grade crossing surfaces, which include OMNI's patented RailGuard virgin rubber flangeway filler, Full Depth Heavy Duty and Steel Reinforced virgin rubber products; Standard Concrete, Standard Concrete Rubber (SCR), Improved Concrete (IC) and Embedded Concrete Rubber (ECR), full-depth concrete and concrete/rubber crossing panels; and TraCast tie- less concrete crossing modules. OMNI supplies crossing surfaces to all major North American railroads, numerous short line and regional railroads, independent railway contractors, transit systems, ports, intermodal yards, manufacturing facilities with rail access, and municipalities.

Except for the historical information contained herein, the matters set forth in this release include forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties are detailed and are discussed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. The forward-looking statements included in this release speak only as of the date hereof.






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OMNI RAIL PRODUCTS, INC. & SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS


                                     Assets
                                     ------
                                                      Audited         Audited
                                                      April 30,       April 30,
                                                        2000            1999
                                                     -----------    -----------
Current Assets:

   Cash                                              $   157,813    $    36,280

   Accounts receivable, net                            1,627,030      1,478,337

   Inventories                                         1,593,645      1,330,663
   Current deferred tax benefit                          168,000           --

   Other current assets                                   78,658         51,241
                                                     -----------    -----------

                Total current assets                   3,625,146      2,896,521


   Long-term deferred tax benefit                        325,000           --

   Real estate held for sale                           1,400,000      1,400,000

   Property plant and equipment, net                   2,098,590      1,904,156
                                                     -----------    -----------

                                                     $ 7,448,736    $ 6,200,677
                                                     ===========    ===========


                 Liabilities and Stockholders' Equity (Deficit)
                 ----------------------------------------------

Current liabilities:

   Accounts payable                                    1,462,280      1,480,166

   Accrued liabilities                                   855,262        879,995

   Notes payable                                         693,373      1,693,135

   Current portion of long-term debt                     459,461      1,373,412
                                                     -----------    -----------

                Total current liabilities              3,470,376      5,426,708


Long-term debt, less current portion                   2,585,061      1,403,115


Stockholders' equity (deficit)

   Common stock                                           17,401         17,031

   Convertible preferred stock                              --            1,956

   Additional paid-in capital                          2,387,457      2,369,880

   Accumulated deficit                                (1,011,559)    (3,018,013)
                                                     -----------    -----------

                Total stockholders' equity (deficit)   1,393,299       (629,146)
                                                     -----------    -----------

                                                     $ 7,448,736    $ 6,200,677
                                                     ===========    ===========

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

OMNI RAIL PRODUCTS, INC. & SUBSIDIARY

Condensed Consolidated Statements of Operations

Years and Quarters ended April 30, 2000 and 1999


                                                          Quarters ended                    Years ended
                                                     Unaudited       Unaudited         Audited         Audited
                                                        2000            1999            2000            1999
                                                    ------------    ------------    ------------    ------------
Net Sales                                           $  3,689,666    $  3,336,324    $ 13,770,912    $ 12,438,192

Cost of Sales                                          2,527,338       2,380,598       9,647,232       9,100,437
                                                    ------------    ------------    ------------    ------------

                 Gross profit                          1,162,328         955,726       4,123,680       3,337,755
                                                    ------------    ------------    ------------    ------------

General and administrative expenses                      356,213         312,762       1,271,558       1,117,020

Selling expenses                                         238,567         255,837         960,285         985,350

Engineering                                               16,142          14,711          62,327         113,795
                                                    ------------    ------------    ------------    ------------

Restructuring charge                                        --              --              --          (130,436)
                                                    ------------    ------------    ------------    ------------

                                                         610,922         583,310       2,294,170       2,085,730
                                                    ------------    ------------    ------------    ------------

                 Income from operations                  551,406         372,416       1,829,510       1,252,025
                                                    ------------    ------------    ------------    ------------
Other income (expense):

    Interest expense                                    (103,456)       (108,044)       (451,316)       (537,952)

    Miscellaneous income                                  57,567         111,608         135,260         437,200
                                                    ------------    ------------    ------------    ------------

                 Total other income (expense)            (45,889)          3,567        (316,056)       (100,752)
                                                    ------------    ------------    ------------    ------------

                 Net earnings before income taxes        505,517         375,980       1,513,454       1,151,273


Provision for income tax benefit                         493,000            --           493,000            --
                                                    ------------    ------------    ------------    ------------

                 Net earnings                       $    998,517    $    375,980    $  2,006,454    $  1,151,273
                                                    ============    ============    ============    ============

    Basic earnings per share                        $       0.58    $       0.22    $       1.18    $       0.66
                                                    ============    ============    ============    ============

    Basic weighted common shares outstanding           1,719,736       1,703,098       1,707,201       1,735,473
                                                    ------------    ------------    ------------    ------------

    Diluted earnings per share                      $       0.31    $       0.12    $       0.63    $       0.52
                                                    ============    ============    ============    ============

    Diluted weighted common shares outstanding         3,205,261       3,151,488       3,192,726       2,232,940
                                                    ============    ============    ============    ============

The Company's Common Stock is traded over the counter on the electronic Bulletin Board of NASD under the symbol ORXR.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2000                              OMNI Rail Products, Inc.


                                                 By: /s/ Robert E.  Tuzik
                                                 ------------------------
                                                 Robert E.  Tuzik, President










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